CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Trustees and Shareholders
Putnam Intermediate U.S. Government Income Fund

We consent to the use of our report dated January 8, 2002, incorporation in this Registration Statement by reference, to the Putnam Intermediate U.S. Government Income Fund, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "INDEPENDENT ACCOUNTANTS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
March 25, 2002